SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 4, 2003

NASTECH PHARMACEUTICAL COMPANY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-13789 (COMMISSION FILE NUMBER)	11-2658569 (I.R.S. EMPLOYER IDENTIFICATION NO.)

3450 Monte Villa Parkway Bothell, Washington (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98021 (ZIP CODE)

(425) 908-3600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 5. OTHER EVENTS.

     Pursuant to Purchase Agreements by and between Nastech Pharmaceutical Company Inc. (the “Company”) and certain accredited investors, dated September 3, 2003 (the “Purchase Agreements”), a form of which is included as Exhibit 99.2 to this report and incorporated by reference herein, the Company completed the sale, on September 4, 2003, of an aggregate of 1,513,069 shares of its common stock, par value $0.006 per share (the “Common Stock”), and warrants to purchase up to an aggregate of 529,574 shares of Common Stock (the “Warrants”). A form of Warrant is included as Exhibit 99.3 to this report and incorporated by reference herein. The offering resulted in gross proceeds to the Company, prior to the deduction of fees and commissions, of $11,000,012. The net proceeds from the offering will be used by the Company for general corporate purposes, including working capital.

     The Warrants are exercisable for up to an aggregate of 529,574 shares of Common Stock, at an exercise price per share of $11.09, subject to adjustment from time to time for stock splits, stock dividends, distributions or similar transactions. The Warrants expire on September 4, 2008.

     On September 4, 2003, the Company issued a press release relating to the offering, a copy of which is also included as Exhibit 99.1 to this report and incorporated by reference herein.

     The above summarizes and does not provide a complete description of the Purchase Agreements or the Warrants. The above summary is qualified in its entirety by reference to the full text of these documents, which are attached as exhibits hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 — Press Release dated September 4, 2003.

Exhibit 99.2 — Form of Purchase Agreement.

Exhibit 99.3 — Form of Warrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

(Registrant)
By:	/s/ Gregory L. Weaver
Name:	Gregory L. Weaver
Title:	Chief Financial Officer

Dated: September 4, 2003